Exhibit 5.2

Peter Campitiello	McCarter & English, LLP
Partner	Two Tower Center Boulevard
T. 732-867-9741	24th Floor
F. 732-352-7780	East Brunswick, NJ 08816
www.mccarter.com

March 24, 2022

Iveda Solutions, Inc.

1744 S. Val Vista Drive, Suite 213

Mesa, AZ 85204

Re:	Iveda Solutions, Inc.

To Whom It May Concern:

We have acted as counsel to Iveda Solutions, Inc., a Nevada corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1, as amended prior to being declared effective (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission. The Registration Statement relates to an underwritten public offering and sale of (i) 826,446 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and warrants to purchase 826,446 shares of Common Stock (the “Warrants”), and (ii) up to an additional 123,967 shares of Common Stock and 123,967 Warrants (the “Over-Allotment Securities”) for which the underwriters have been granted an over-allotment option.

The Warrants will be issued and sold pursuant to the terms of the Warrant Agreement, filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-261963) (the “Warrant Agreement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction of the Company’s Articles of Incorporation, as amended, Bylaws, the Warrant Agreement, the Form of Warrant, and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein. We have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company, as to questions of fact material to this opinion.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Warrants have been duly authorized by the Company and, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in the manner contemplated by the Registration Statement and the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are opining solely on all applicable statutory provisions of the laws of the State of New York law, including the rules and regulations underlying those provisions and all applicable judicial and regulatory determinations thereunder.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the reference of our firm under the heading “Legal Matters” and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

McCARTER & ENGLISH, LLP

/s/ McCarter & English, LLP